UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2019

PINEAPPLE EXPRESS, INC.

(Exact name of registrant as specified in its charter)

Wyoming	000-55896	47-5185484
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10351 Santa Monica Blvd., Suite 420

Los Angeles, California 90025

(Address of principal executive offices) (Zip Code)

877-730-7463

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 4.01 Change in Registrant’s Certifying Accountant.

(b) Engagement of New Independent Registered Public Accounting Firm

On March 26, 2019, Pineapple Express, Inc. (the “Company”) engaged Hall & Company (“Hall”) to serve as the Company’s new independent registered public accounting firm effective as of March 14, 2019 (the “Effective Date”). As the Company does not have an audit committee, the decision to engage Hall was approved by the Company’s Board of Directors.

During the two most recent fiscal years ended December 31, 2018 and 2017 and any subsequent interim period through the Effective Date, neither the Company nor anyone on its behalf consulted with Hall regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on its financial statements by Hall, and neither a written report or oral advice was provided to the Company by Hall that Hall concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issues; or (iii) any other matter that was the subject of a “disagreement” or “reportable event” (as such terms are described in Items 304(a)(1)(iv) and (v), respectively, of Regulation S-K) between the Company and its former independent registered public accounting firm, RBSM LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINEAPPLE EXPRESS, INC.

	By:	/s/ Shawn Credle
	Name:	Shawn Credle
Dated: March 27, 2019	Title:	Chief Executive Officer